                                                                 Exhibit 10.10



                         SYSTEM SOFTWARE LICENSE AGREEMENT

          THIS SYSTEM SOFTWARE LICENSE AGREEMENT is effective as of this _____ DAY of ______________, 19___ and is entered into between Transformation Processing Inc. ("TPI"), a corporation having its principal place of business at the address set forth below, and _________________ (the "User") having a place of business at the address set forth below.

          RECITALS

A. The User has certain software libraries which execute on the computer system described in Schedule "A" (the "Original System").

B. The User's software libraries have been converted (the "Converted Software") using theTransform/3X technology licensed by TPI so that they will execute under UNIX on the computer system described under Schedule "B" (the "Target UNIX System").

C. The Converted Software will only execute on the Target UNIX System if it is executed in conjunction with certain function support software (the "System Software") and a hardware key (the "Key") to be provided by TPI.

D. The execution of this license agreement is a condition of TPI providing the User with the System Software and Key.

          THE PARTIES HERETO AGREE AS FOLLOWS:

1. DELIVERY OF SYSTEM PRODUCT: Upon the execution of this agreement and payment to TPI of the initial fee described below, TPI will provide the User with a copy of the System Software, a Key which enables one copy of the System Software to execute on the Target UNIX System and a copy of the documentation (the "Documentation") made available by TPI for use by licensed users of the System Software. In this agreement, the System Software, Key and Documentation are collectively referred to as the "System Product". The User may only use the System Product on the terms and conditions contained in this agreement and so long as the license granted under this agreement is in force.

2. LICENSE: TPI grants to the User, and the User accepts, a personal, non-transferable and non-exclusive right to use the System Product, subject to the terms of this agreement. The User may (a) use the System Product only on a single Target UNIX System, (b) modify those functions of the System Software delivered by TPI to the User in source code, and (c) copy the System Software into any machine readable form for back-up purposes only. Title to the System Product, including copyright and other property rights therein, will not pass to the User. The User does not acquire any interest or right in or to the System Product, except the right to use and copy the same strictly in accordance with the provisions of this agreement. The User agrees to reproduce any copyright, trade-mark, ownership, confidentiality or other similar notices contained on the System Product on any copy of the System Product.

3. RESTRICTIONS: The User may only use the System Product so long as this license is in force. The User shall not (a) rent, lease, loan or distribute the System Product, (b) reverse engineer, decompile or disassemble the System Software or Key, (c) use, copy, modify, merge or transfer the System Product,


--------------------------------------------------------------------------------
SYSTEM LICENSE                           1        TRANSFORMATION PROCESSING INC.

     or any copy thereof, in whole or in part, except as expressly provided in this agreement. The User acknowledges and agrees that the System Product and license are restricted to the execution of software which previously executed on the Original System and which was converted using the Transform/3X technology to execute on the Target UNIX System. This license is restricted to the use of the System Product in conjunction with that number of concurrent system users on the Target UNIX System described in Schedule "B". If the User wishes to upgrade this license to permit the use of the System Product in conjunction with a larger number of concurrent system users or on a system other than the Target UNIX System, TPI will upgrade this license upon payment of TPI's upgrade fee and execution of such supplementary license agreement as TPI may require. Any upgrade of this license to include a system other than the Target UNIX System is subject to the availability of appropriate porting and other software necessary to achieve such upgrade. It may also be necessary for the User to obtain a license from the owner of the software which previously executed on the Original System to execute the Converted Software on the Target UNIX System.

4. SUPPORT: If the User encounters problems in using the System Product, TPI recommends that the User first contact the party which converted the Converted Software. In most cases, that party is in the best position to identify the problem and provide a solution. For problems related to the System Product which are not solved by the party which provided the conversion services, the User may use the telephone support services provided by TPI. This support service will provide advice and assistance concerning the use of the System Product. This support service is provided free of charge during the first 90 days following delivery of the System Product to the User. After 90 days, the User will be charged at the then applicable hourly rate for advice or assistance which, in the opinion of TPI, would not have been required by the User had the User referred to the Documentation or operated the System Product in accordance with the Documentation. The User is expected to be familiar with UNIX and TPI may charge the User for any support services (whether during the first 90 days or otherwise) which arise out of the User's misunderstanding of the UNIX system which the User is using. The support services will be provided by telephone (with long distance charges payable by the User) during regular business hours of the TPI office providing the support services. The support services will be provided only on the condition that the User has a modem and that, upon request by TPI, the User allows TPI to log on by modem to the User s computer and have access to the Converted Software and System Software which is experiencing the problem and any additional information or software which TPI may reasonably request. There is no assurance that TPI will be able to detect or correct any defect or programming error in the System Product encountered by the User.

     The User shall have access to TPI's System Product bulletin board and TPI shall send technical bulletins to the User at the same time as such bulletins are sent to other users of the System Product generally. If TPI updates the System Product to correct any defect in the System Product, TPI will send a copy of the updated release to the User, free of charge, at the same time as TPI supplies the same to its other users generally. The User agrees to install and use the updated release when received and destroy all but the immediately preceding release of the System Product. Updated releases of the System Product shall not include enhancements to the System Product and TPI may charge a fee for any enhanced version of the System Product offered to the User. TPI shall be under no obligation to provide support services to the User when there are overdue payments owing by the User to TPI or in relation to problems caused by modifications to the System Software made by any party other than TPI. Any services provided by TPI with respect to problems caused by such modifications will be charged at the applicable hourly rate of TPI.

5. LICENSES FEES: The User agrees to pay to TPI the initial fee and the annual fees described in Schedule "C" as the same become due under this agreement. The initial fee is payable upon execution of this agreement and the annual fees are payable on each anniversary of the date of this agreement.

6. CURRENCY, TAXES AND PAYMENT TERMS: All references in this agreement to dollars are expressed in United States currency except where otherwise noted and all amounts payable to TPI shall be paid in United States dollars. The fees payable under this agreement do not include any taxes or duties which,


--------------------------------------------------------------------------------
SYSTEM LICENSE                           2        TRANSFORMATION PROCESSING INC.

     if applicable, will be billed in addition to the fees and shall be payable by the User upon invoice. All amounts owing under this agreement which are not paid when due shall bear interest at the lesser of the highest rate permitted at law and the Prime Rate plus 2% per annum until paid in full. The Prime Rate shall mean the prime commercial lending rate of interest per annum charged from time to time during the currency of this agreement by the Bank of Montreal (the "Bank") for demand loans in United States funds made at the main branch of the Bank in Toronto, Ontario (and if at any time there is more than one such prime commercial lending rate of the Bank, the Prime Rate shall be the highest prime commercial lending rate of the Bank).

7. CONFIDENTIALITY: The User acknowledges that the System Product and the whole of the ideas, concepts, know-how and techniques contained therein (collectively the "Confidential Information") are trade secrets which required substantial efforts to create and develop. The User agrees not to use the Confidential Information except as permitted under this agreement. The User agrees to hold the Confidential Information in confidence with the same degree of care it uses with its own confidential information (using at least a reasonable standard of care) and not to disclose such Confidential Information in any form whatsoever except to those of its employees and subcontractors who have a need to use the same in the normal course of their work and who have agreed to abide by the provisions of this agreement.

8.   DISCLAIMER OF WARRANTY:  THE SYSTEM PRODUCT IS PROVIDED "AS IS" AND
     WITHOUT WARRANTY OF ANY KIND. TPI DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THE WARRANTY AGAINST LATENT DEFECTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TPI MAKES NO WARRANTY: (A) WITH RESPECT TO THE CHARACTERISTICS OF EXECUTION OF THE DEVELOPMENT PRODUCT (INCLUDING RESPONSE TIME, CHARACTERISTICS OF USE OF MACHINE TIME AND OTHER OPERATING FUNCTIONS WITH ANY PARTICULAR EQUIPMENT), (B) THAT THE FUNCTIONS CONTAINED IN THE DEVELOPMENT PRODUCT WILL SATISFY THE NEEDS OF THE DEVELOPER , (C) THAT THE OPERATION OF THE DEVELOPMENT PRODUCT WILL BE ERROR FREE OR UNINTERRUPTED, OR (D) THAT DEFECTS AND PROGRAMMING ERRORS IN THE DEVELOPMENT PRODUCT WILL BE DETECTED OR CORRECTED. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY TPI OR A TPI REPRESENTATIVE SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY.

9. LIMITATION OF LIABILITY: UNDER NO CIRCUMSTANCES, INCLUDING NEGLIGENCE, SHALL TPI OR ITS SUPPLIERS BE LIABLE FOR ANY LOSS OR DAMAGE WHATSOEVER THAT RESULTS FROM THE USE OF OR INABILITY TO USE THE DEVELOPMENT PRODUCT, INCLUDING, WITHOUT LIMITATION, DAMAGAES FOR LOSS OF REVENUE OR PROFITS, BUSINESS INTERRUPTION, LOSS OF SOFTWARE OR INFORMATION, FAILURE TO REALIZE EXPECTED SAVINGS OR ANY OTHER PECUNIARY LOSS OF ANY NATURE WHATSOEVER INCLUDING INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF TPI OR A TPI REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SAME. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABLILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY. In no event shall the total liability of TPI to the Developer for all damages, losses, and causes of action under any legal theory (including, without limitation, contract, fundamental breach or breach of a fundamental term, tort or negligence) exceed the amounts paid by the Developer to TPI under this agreement during the year preceding the making of the claim.

10. RESPONSIBILITY OF USER: The User is the only party responsible for the use of the System Product for the User's activities. The User agrees to use the necessary verification controls and operating techniques to satisfy its needs with respect to error detection, security, back-up and restart in case of failure or destruction of the User's software, the System Product or any of the User's files and data. TPI strongly recommends that the User test the System Product before operation with the User's software and data.


--------------------------------------------------------------------------------
SYSTEM LICENSE                           3        TRANSFORMATION PROCESSING INC.

11. INDEMNIFICATION BY USER: The User agrees to defend TPI against any action, suit or claim against TPI by any third party resulting from the use of, or inability to use, the System product by the User and the User agrees to indemnify and hold TPI harmless from and against all damages, liabilities, losses and expenses, including reasonable attorney's fees and all court costs, incurred by TPI as a result of any such action, suit or claim.

12. TERM: This agreement and the license granted hereunder shall come into force upon execution of this agreement and payment of the initial fee and shall remain in force until this agreement is terminated. The User may terminate this agreement at any time by discontinuing any further use of the System Product and returning to TPI all copies of the System Product. TPI shall be entitled to terminate this agreement by giving written notice of termination if the User fails to pay any amount owing under this agreement or fails to abide by any of the terms of this agreement and such failure continues for ten (10) days after written notice to remedy such failure is given. This agreement will automatically terminate without notice if the User becomes bankrupt or insolvent, or makes an assignment for the benefit of its creditors, or if a liquidation order is made against the User or if the User takes advantage of any statute relating to insolvency, bankruptcy, or arrangements with creditors. Upon termination of this agreement, the User shall cease all further use of the System Product and return to TPI all copies of the System Product in its possession or control. Instead of such return, TPI may, at its option, require the User to destroy such copies and provide TPI with satisfactory evidence of such destruction. Those provisions of this agreement which by their nature are intended to survive the termination of this agreement (including, without limitation, sections 8, 9 and 11) shall survive the termination of this agreement.

13. U.S GOVERNMENT RESTRICTED RIGHTS: This section applies if the System Product is licensed to the U.S government or one of its agencies or instrumentalities:

     "The System Product and Documentation are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. The contractor/manufacturer is Transformation Processing Inc., 2121 Argentia Road, Suite 200, Mississauga, Ontario, Canada L5N 2X4"

14. NOTICE: Any notice required or permitted under this agreement shall be given to the address for notice set out below or to such other address of which notice is given. Such notice may be given by personal delivery (including courier delivery), prepaid mail or telecopy. Such notice shall be considered received on the date of actual receipt at the address for notice.

15. ASSIGNMENT: The license granted by this agreement extends only to the User and not to any other person, firm, partnership, corporation or other entity, even if such may constitute a subsidiary or an affiliate of the User. This agreement can only be assigned with the prior written consent of TPI and upon the conditions stipulated by TPI.

16. OTHER TERMS: This agreement sets forth the entire understanding between the parties relating to the subject matter hereof, and there are no agreements, promises, representations or understandings between the parties other than as set forth herein. No amendment or modification of this agreement shall be effective unless in writing and signed by the parties to this agreement. No term, covenant or condition of this agreement shall be deemed to have been waived by either party to this agreement unless such waiver is in writing, and then such waiver shall only to the specific event or circumstance described in such waiver. This agreement shall be governed by the laws in force at the User's address for notice set forth below. The section headings in this agreement are for convenience of reference and do not affect the meaning of sections. This agreement shall enure to the benefit of, and be binding


--------------------------------------------------------------------------------
SYSTEM LICENSE                           4        TRANSFORMATION PROCESSING INC.

     upon, the parties hereto and their respective legal personal representatives, successors and permitted assigns.

17. LANGUAGE: The parties hereto have requested that this agreement be drafted in English. Les parties aux presentes ont exige que le present contrat soit redige en langue anglaise.




     In witness whereof the parties have signed this agreement as of the date stated on page 1 hereof by their officers duly authorized as they so declare.



________________________________        TRANSFORMATION PROCESSING INC.
Full Legal Name of Customer

By: /s/                                 By: /s/ Gary McCann
   _____________________________           _____________________________


_______________________________         Gary McCann
Name of Signing Officer                 President & C.O.O.


_______________________________
Title
_______________________________

User's Address for Notice:              TPI's Address for Notice:
_______________________________         2121 Argentia Road, Suite 200
_______________________________         Mississauga, Ontario
_______________________________         Canada L5N 2X4
_______________________________

TELEPHONE: ________________             TELEPHONE: (905) 812-7907
TELECOPIER: ________________            TELECOPIER: (905) 812-7920














                                   SYSTEM LICENSE
                                    SCHEDULE "A"
                                  ORIGINAL SYSTEM


--------------------------------------------------------------------------------
SYSTEM LICENSE                           5        TRANSFORMATION PROCESSING INC.

A.   COMPUTER.  The Converted Software originally ran on the following computer:

IBM System 34  / /  IBM System 36  /X/  IBM System 38 / /  IBM AS/400  / /

B. LANGUAGE. The Converted Software was originally written in the following language:

RPG II  /X/     RPG III  / /  RPG 400  / /   OCL  / /     CL   / /   COBOL  /X/


                                    SCHEDULE "B"
                                 TARGET UNIX SYSTEM

A.   COMPUTER  The Converted Software is to be run on the following computer:

Make:  ______________
Model: ______________

B. OPERATING SYSTEM The computer described above operated with the following operating system:

Operating System:  _______________

C. CONCURRENT SYSTEM USERS The computer will be operated with the following number of concurrent System Users:

Number of Concurrent System Users:  _____________


                                    SCHEDULE "C"
                             FEES AND TERMS OF PAYMENT

     Based on the information in Schedule "A" and "B", the initial fee and annual fees payable for the license to use the System Product granted under this agreement are as follows. Amounts are expressed in the United States currency.

INITIAL FEE:   a non-recurring initial license fee of US $_______________. The initial fee shall be paid by the User prior to delivery to the User of the System Product.

ANNUAL FEES:   On each anniversary of the date of this agreement (the
               "Anniversary Date"), the User shall pay an annual license fee to TPI equal to 18% of the published initial fee chargeable by TPI on the Anniversary Date for the granting of a license to use the System Product in the circumstances described in Schedules "A" and "B" (subject to adjustment in the case of any change in the number of concurrent system users over that described in section
               C of Schedule "B").

The initial fee and annual fees do not include any taxes or duties which, if applicable, will be billed to the User in addition to the initial fee and the annual fee.


--------------------------------------------------------------------------------
SYSTEM LICENSE                           6        TRANSFORMATION PROCESSING INC.